Exhibit. 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S. C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the quarterly report on Form 10-Q for the quarter ended September 30, 2020 (the “Report”) by Aytu BioScience, Inc. (the “Company”), each of the undersigned hereby certifies that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2020	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer (Principal Executive Officer)

Date: November 10, 2020	By:	/s/ David A. Green
David A. Green
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)